CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS OF
LINGERIE FIGHTING CHAMPIONSHIPS, INC.

We, the undersigned, do hereby certify that at a meeting of the Board of Directors of Lingerie Fighting Championships, Inc., a corporation organized under the laws of the State of Nevada (the "Corporation"), duly held on May 12, 2022, at which said meeting no less than one director was present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the securities purchase agreement (the "Agreement") with Auctus Fund, LLC, a Delaware limited liability company (the "Holder"), all dated May 12, 2022, issue that certain 12% promissory note of the Corporation in the aggregate principal amount of $52,000.00 (the "Note") and Warrants (as defined in the Agreement) (the "Warrants") to the Holder (exercisable into shares of common stock of the Corporation, par value $0.001 per share (the "Common Stock")), upon the terms and subject to the limitations and conditions set forth therein, as well as enter into that certain irrevocable letter agreement with the Corporation's transfer agent (the "Transfer Agent") with respect to the reservation of shares of Common Stock to be issued upon any conversion of the Note and exercise of the Warrants, the issuance of such Common Stock in connection with any conversion of the Note and any exercise of the Warrants, and the indemnification of Transfer Agent for all loss, liability, or expense in carrying out the authority and direction contained in the irrevocable letter agreement (the "Letter Agreement");

NOW, THEREFORE, BE IT:

RESOLVED, that the Corporation is hereby authorized, empowered, and directed, to enter into the Agreement (and all ancillary agreements thereto), and the Letter Agreement, issue the Note and Warrants, as well as: (i) reserve shares of Common Stock of the Corporation to be issued upon conversion of the Note and any exercise of the Warrants; (ii) issue such Common Stock in connection with any conversion of the Note and any exercise of the Warrants (issuance upon receipt of a notice of exercise under the Warrants) without any further action or confirmation by the Corporation; (iii) issue such number of shares of Common Stock as will be necessary to fully convert the Note under its terms and fully exercise the Warrants under its terms and any such Common Stock shall be considered fully paid and non-assessable at the time of issuance, (iv) indemnify the Transfer Agent for all loss, liability, or expense in carrying out the authority and direction contained in the Letter Agreement, and (v) issue all other shares of Common Stock to Holder as contemplated by the Agreement, Note, and Warrants.

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action that may be appropriate or proper to implement the provisions of the foregoing resolutions, and to execute, certify and deliver to the Transfer Agent of the Corporation such documentation that may be appropriate or proper to implement the provisions of the foregoing resolutions.

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws and the laws of the State of Nevada, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, we have hereunto set our hands as members of the Board of Directors of the Corporation.

Dated: May 12, 2022

Shaun Donnelly

Shaun Donnelly